UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2026

ADAMAS TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Park Avenue

New York, New York 10016

(Address and zip code of principal executive offices)

(212) 792-0107

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	ADAM	NASDAQ Stock Market

8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	ADAMN	NASDAQ Stock Market

7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	ADAMM	NASDAQ Stock Market

6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	ADAML	NASDAQ Stock Market

7.000% Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	ADAMZ	NASDAQ Stock Market

9.125% Senior Notes due 2029	ADAMI	NASDAQ Stock Market

9.125% Senior Notes due 2030	ADAMG	NASDAQ Stock Market

9.875% Senior Notes due 2030	ADAMH	NASDAQ Stock Market

9.250% Senior Notes due 2031	ADAMO	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 11, 2026, Adamas Trust, Inc., a Maryland corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”), dated as of August 11, 2026, by and among the Company and Morgan Stanley & Co. LLC, Keefe, Bruyette & Woods, Inc., Piper Sandler & Co., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Underwriting Agreement, $90 million aggregate principal amount of the Company’s 9.600% Senior Notes due 2031 (the “Notes”). Pursuant to the Underwriting Agreement the Company granted the Underwriters a 30-day option to purchase up to an additional $13.5 million aggregate principal amount of the Notes to cover over-allotments. The Company made certain customary representations, warranties and covenants concerning the Company and the Registration Statement (as defined below) in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes have been registered pursuant to the Company’s registration statement on Form S-3 (File No. 333-290073) (the “Registration Statement”) and a related prospectus, as supplemented by a preliminary prospectus supplement, dated August 11, 2026 and a final prospectus supplement dated August 11, 2026, each filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The offering of the Notes is expected to close on August 14, 2026, subject to customary closing conditions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. The Company’s actual results, outcomes or courses of action may differ from its beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “may,” “expect,” “project,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. The Company’s results, outcomes or courses of action can change depending on a variety of factors, some of which are beyond the Company’s control and/or are difficult to predict, including, without limitation, changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 20, 2026. Other risks, uncertainties, and factors that could cause actual results, outcomes or courses of action to differ materially from those projected may be described from time to time in reports the Company files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
1.1	Underwriting Agreement, dated August 11, 2026, by and among the Company and Morgan Stanley & Co. LLC, Keefe, Bruyette & Woods, Inc., Piper Sandler & Co., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMAS TRUST, INC.
(Registrant)

By:	/s/ Kristine R. Nario-Eng
Name:	Kristine R. Nario-Eng
Title:	Chief Financial Officer

Date: August 12, 2026

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